EXHIBIT 4.2

STOCK OPTION AGREEMENT

MERCHANTS BANCSHARES, INC.

2008 STOCK OPTION PLAN

      1.   Grant of Option. Merchants Bancshares, Inc., a Vermont banking corporation (the "Company"), grants to ________________________ (the "Optionee"), effective __________________________ (the "Grant Date"), an option (the "Option"), to purchase an aggregate of _____________________ shares of the Company's Common Stock, $0.01 par value ("Shares" of "Stock"), at a price of ____________________ [$ ___ ] per share. The Option is granted pursuant to the Company's 2008 Stock Option Plan (the "Plan"), and is subject to the terms and conditions of this Agreement and of the Plan. The Shares subject to the Option shall collectively be referred to as the "Option Shares." This Option is intended to be an Incentive Stock Option under the Internal Revenue Code with respect to _________ of the Option Shares and a nonqualified stock option with respect to the remaining Option Shares.

2. Basic Terms of Option.

      (a)   Term. This Option shall extend from the Grant Date until the date immediately preceding the tenth anniversary of the Grant Date (the "Expiration Date"), provided that the Option shall only be exercisable as permitted in Section 2(b) below.

      (b)   Schedule of Exercisability Except as otherwise specifically provided in this Agreement, the Option shall not be exercisable for any of the Option Shares until the third anniversary of the Grant Date, at which time, if the Optionee is then employed by the Company, the Option shall be exercisable in full and shall thereafter remain exercisable until the Expiration Date, subject to Section 2(c) below. This Option shall expire on the Expiration Date and may not be exercised at any time thereafter.

(c) Exercise Following Termination of Employment.

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      (i)   General. If the Optionee ceases to be employed by the Company for any reason, the portion of the Option which has not then become exercisable (the "Nonexerciseable Portion") shall automatically expire. That portion of the Option which has become exercisable and has not yet been exercised (the "Exercisable Portion") shall continue to be exercisable for the period set forth in clause (ii), (iii), (iv) or (v), as appropriate.

      (ii)   Death or Disability. If the Optionee's employment is terminated on account of death or disability, the Exercisable Portion shall continue to be exercisable until the earlier of one year from the date of termination of employment or the Expiration Date, and shall thereafter automatically expire to the extent not then exercised. For purposes of this Agreement, disability shall be determined under the Company's long term disability plan as in effect from time to time.

      (iii)   Cause. If the Optionee's employment is terminated for Cause (including any termination of employment if it is later determined that at the time of termination the Company could have terminated the Optionee's employment for Cause) or is terminated voluntarily by the Optionee, the Exercisable Portion shall expire immediately. For this purpose, "Cause" shall mean:

(A) indictment for, or plea of nolo contendere to, a felony or other crime involving intentional enrichment of the Optionee at the expense of the Company;

      (B)   willful gross misconduct in the performance of duties, or, following written notice from the Board of Directors or from the CEO of the Company and a thirty (30) day opportunity to cure, neglect of duties.

      (iv)   Termination without Cause. If the Optionee's employment is terminated by the Company other than for death, disability, or Cause, the Exercisable Portion shall continue to be exercisable until the earlier of the first anniversary of termination of employment or the Expiration Date, and shall thereafter automatically expire to the extent not then exercised.

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      3.   Exercise of Option. The Optionee shall deliver written notice of his intention to exercise the Option, and such notice shall describe the number of Shares to be acquired. The Optionee may purchase less than the number of Shares exercisable at that time, provided that no partial exercise of this Option may be for any fractional share unless the Committee determines otherwise. The Company shall then schedule a closing date as soon as practicable. Payment of the purchase price for Shares purchased upon exercise of the Option (the "Purchase Price") shall be made by delivery to the Company of cash or a certified or bank check to the order of the Company or other such form of payment as allowed by the Committee to the extent consistent with applicable requirements of Federal tax law. The Company shall, upon payment of the Purchase Price make prompt delivery of the purchased Shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such Shares before issuing them, then the date of delivery of such Shares shall be extended for the period necessary to complete such action. No Shares shall be issued and delivered upon exercise of any Option unless and until, in the opinion of counsel for the Company, the Company has complied with any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

      4.   Nontransferability of Option. This Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Option

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holder may, by delivering written notice to the Company, substantially in the form attached as Exhibit "A" hereto, designate a person who, in the event of the Option holder's death, shall thereafter be entitled to exercise the Option.Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of such rights contrary to the provisions of this Agreement, or upon the placement or levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall, unless otherwise determined by the Committee, expire and become null and void. Such determination of the Committee shall be made with all of the power and authority described in Section 4(b) of the Plan.

      5.   No Special Rights. The Optionee shall have no rights as a shareholder with respect to any Shares unless and until a certificate representing such Shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. Nothing contained in the Plan or this Option Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries (if applicable), to continue the employment of the Optionee for the period within which this Option may be exercised. This Option does not in any way represent a guarantee of employment for any period of time.

6. Adjustment Transactions. All rights and obligations of this Option are subject to Section 10 of the Plan, the terms of which are incorporated herein by reference.

      7.   Withholding Taxes. The Company's obligation to deliver Shares upon the exercise of this Option shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements. Optionee hereby authorizes Company to make any applicable tax withholdings upon the Optionee's exercise from Optionee's regular salary or from any other other source available to the Company.

7. Miscellaneous.

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(a) Except as provided herein, this Option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

      (b)   All notices under this Option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below, or at such other address as may be designated in writing by either of the parties to one another:

If to the Company:	Merchants Bancshares, Inc. 275 Kennedy Drive South Burlington, VT 05403 Attention: _________________

If to the Optionee:	At the address shown in the Company's most current payroll records.

      (c)   All rights and obligations of the Company and the Optionee are subject to the terms and conditions of the Plan. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. All capitalized terms not separately defined herein shall be defined as provided in the Plan.

      (d)   The provisions of Section 4(b) of the Plan are specifically incorporated herein. Any interpretation of the Committee of the provisions of the Plan or this Agreement shall be final and binding on all parties.

(e) This Option shall be governed by and construed in accordance with the laws of the State of Vermont.

      (f)   Optionee shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law and except for estate planning or personal financial reasons.

MERCHANTS BANCSHARES, INC.

By: ____________________________

Title: __________________________

Date: __________________________

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OPTIONEE'S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to its terms and conditions. The undersigned hereby acknowledges receipt of a copy of the Company's 2008 Stock Option Plan.

_____________________________ [Print Name:___________________] DATE: _______________________

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Exhibit "A"

MERCHANTS BANK 2008 STOCK OPTION PLAN BENEFICIARY DESIGNATION FORM

Please print in ink:

PARTICIPANT INFORMATION

Name:________________________________ Social Security Number:__________________ Address:_______________________________ _______________________________ Telephone Number:______________________

I. Designation of Person to Receive and Exercise Options:

      Pursuant to my option agreement under the Merchants Bank 2008 Stock Option Plan (the "Plan"), I hereby revoke any prior designations of the person or persons to receive and to have the right to exercise my stock options under the Plan, and I hereby designate the following person or persons to receive and have the right to exercise my stock options on account of my death subject to my right to change this designation and subject to the terms of the Plan:

A.	Primary Designee(s):

Name, Address:__________________________
_______________________________________
_______________________________________
Telephone Number:_______________________
Relationship to Participant:_________________
% of Options:____________________________
Date of Birth:____________________________

Name, Address:__________________________
_______________________________________
_______________________________________
Telephone Number:_______________________
Relationship to Participant:_________________
% of Options:____________________________
Date of Birth:____________________________

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B:	Contingent Designee(s) (will receive indicated portions of Options if no Primary Designee survives the Participant):

Contingent Designee(s):

Name, Address:__________________________
_______________________________________
_______________________________________
Telephone Number:_______________________
Relationship to Participant:_________________
% of Options:____________________________
Date of Birth:____________________________

Name, Address:__________________________
_______________________________________
_______________________________________
Telephone Number:_______________________
Relationship to Participant:_________________
% of Options:____________________________
Date of Birth:____________________________

____________ Date	____________________________ Participant's Signature